Exhibit 99.2
Unaudited Pro Forma Condensed Combined Financial Information
Under a Stock Purchase Agreement dated August 31, 2007 (the “SPA”), INX Inc. (“INX”) purchased all issued and outstanding capital stock of Select, Inc. (“Select”).  INX completed the acquisition simultaneously with the execution of the SPA.
The following unaudited pro forma condensed combined financial information for INX set forth below gives effect to the acquisition of Select using the purchase method of accounting, after giving effect to the adjustments described in the accompanying notes. The unaudited pro forma condensed combined statement of operations includes only the results of continuing operations and excludes such impacts as nonrecurring items related to the acquisition.
The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2007 and the year ended December 31, 2006 give effect to the acquisition as if it occurred on January 1, 2006. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements used in the preparation of such pro forma financial information. INX’s historical financial statements used in the preparation of the unaudited pro forma condensed combined financial information were filed with the Securities and Exchange Commission on Form 10-Q for the six months ended June 30, 2007 and on Form 10-K for the year ended December 31, 2006. Select’s historical financial statements used in the preparation of the unaudited pro forma condensed combined financial information include the audited financial statements for the fiscal year ended June 29, 2007 in exhibit 99.1 to this Form 8-K/A and the financials statements for the appropriate interim periods necessary to report Select’s results of operations for periods corresponding to those reported for INX.
An unaudited pro forma condensed combined balance sheet is not provided herein as the financial position of Select is reflected in INX’s condensed consolidated balance sheet at September 30, 2007, which was filed on November 6, 2007 with the Securities and Exchange Commission in INX’s Form 10-Q for the quarter ended September 30, 2007.
The unaudited pro forma condensed combined financial information, including the notes thereto, are not necessarily indicative of what the actual financial results would have been had the transaction taken place on the dates indicated and do not purport to indicate the results of future operations. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of filing this Form 8-K/A. The unaudited condensed combined pro forma financial information is prepared in accordance with Article 11 of Regulation S-X.
Amounts are presented in thousands except per share and par value.
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2007:

			Pro Forma
	INX	Select	Adjustments		Pro Forma
Revenue	$99,370	$24,185	$(2,786)	(a)	$120,769
Cost of goods and services	80,818	20,994	(2,786)	(a)	99,026

Gross profit	18,552	3,191	—		21,743
Selling, general and administrative expenses	17,214	3,186	(451)	(b)	19,949

Operating income	1,338	5	451		1,794
Interest and other income (expense), net	17	90	(307)	(c)	(200)

Income from continuing operations before income taxes	1,355	95	144		1,594
Income tax expense (benefit)	14	22	(22)	(d)	14

Net income from continuing operations	$1,341	$73	$166		$1,580

Net income from continuing operations per share:
Basic	$0.20				$0.23

Diluted	$0.17				$0.20

			Pro Forma
	INX	Select	Adjustments		Pro Forma
Shares used in computing net income per share:
Basic	6,762,681		(e	)	7,006,237

Diluted	7,749,270		(e	)	7,992,826

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2006:

			Pro Forma
	INX	Select	Adjustments		Pro Forma
Revenue	$156,013	$38,387	$(4,633	)(a)	$189,767
Cost of goods and services	125,516	33,911	(4,633	)(a)	154,794

Gross profit	30,497	4,476	—		34,973
Selling, general and administrative expenses	28,710	4,492	(361	)(b)	32,841

Operating income (loss)	1,787	(16)	361		2,132
Interest and other income (expense), net	(232)	100	(615	)(c)	(747)

Income (loss) from continuing operations before income taxes	1,555	84	(254)		1,385
Income tax expense (benefit)	44	(187)	187	(d)	44

Net income (loss) from continuing operations	$1,511	$271	$(441)		$1,341

Net income from continuing operations per share:
Basic	$0.24				$0.20

Diluted	$0.21				$0.18

Shares used in computing net income per share:
Basic	6,318,674		(e	)	6,562,230

Diluted	7,293,737		(e	)	7,537,293

NOTES TO UNAUDITED CONDENSED COMBINED
PRO FORMA FINANCIAL INFORMATION
1. Notes to the unaudited pro forma condensed combined financial information
INX has accounted for the acquisition as a purchase under accounting principles generally accepted in the United States. Under the purchase method of accounting, the assets and liabilities of Select were recorded as of the acquisition date at their respective fair values and consolidated with those of INX. INX has not yet completed its analysis of the fair value of the acquired assets and liabilities, but has performed an evaluation of the intangible assets of Select. The allocation of the acquisition cost to the assets acquired and liabilities assumed is subject to modification in the future
The consideration paid at closing pursuant to the SPA was (a) $6,250 in cash, including $1,000 placed in escrow under holdback provisions defined in the SPA and (b) 231,958 shares of INX’s Common Stock, $0.01 par value (the “Common Stock”), which amount of shares was determined by dividing $2,250 by $9.70, which is the greater of (i) average closing price per share for the Common Stock as reported by Nasdaq for the five consecutive trading days ending August 28, 2007 and (ii) $9.50.  The President and major shareholder of Select entered into a five-year noncompete agreement at closing providing for equal monthly payments of $21 over two years, which were recorded at their present value of $450.  Cash of $6,000 was borrowed from INX’s acquisition facility under the Credit Agreement with Castle Pines Capital LLC.   Broker costs and professional fees of $480 were incurred in the purchase, of which $318 was paid in cash, $50 accrued, and $112 was paid through the issuance of 11,598 shares of common stock.
Additional purchase consideration is payable based on the Select branch office revenue and operating profit during the two years subsequent to the date of the SPA.  For the twelve-month period ending August 31, 2008, if revenue is greater than $44,000 and operating profit contribution is greater than or equal to $1,760, then INX shall pay the Shareholders additional purchase consideration of $600 and will pay the Shareholders an additional $50 for each $145 of operating profit contribution in excess of $1,760 of operating profit contribution up to a maximum of $600

(the aggregate maximum of additional purchase consideration for this period being $1,200).  For the twelve-month period ending August 31, 2009, if revenue is greater than $53,000 and operating profit contribution is greater than or equal to $3,710, then INX shall pay the Shareholders additional purchase consideration of $600 and will pay an additional $50 for each $150 of operating profit contribution in excess of $3,710 up to a maximum of $600 (the aggregate maximum of additional purchase consideration for this period being $1,200).  At INX’s option, 50% of such additional purchase price may be paid in the form of Common Stock.  Additional purchase price consideration, if any, will be recorded as goodwill.
The following table summarizes the preliminary estimated fair values, including professional fees and other related acquisition costs, at the date of acquisition. INX obtained a third party valuation estimate of certain tangible and intangible assets.

Intangibles:
Customer relationships, amortized over 10 years	$2,823
Noncompete agreements, amortized over 5 years	740
Cash	2,864
Accounts receivable	5,694
Inventory	429
Property and equipment	333
Other assets	31
Goodwill	3,941
Accounts payable and other liabilities assumed	(7,425)

Total purchase price	$9,430

2. Pro forma adjustments
Pro forma adjustments to the unaudited pro forma condensed combined statements of operations are as follows:
(a)	Reclassification of Select cost of hardware maintenance contracts from cost of product to revenue to conform to INX accounting policy. This reclassification reduced revenue by an amount equal to the cost of sales on these contracts and has no effect on gross profit or net income (loss).

(b)	The adjustments to selling, general and administrative expenses represent (1) amortization of customer relationship and noncompete agreement intangible assets, (2) reduction of salaries for Select positions eliminated which were duplicated in centralized functions, (3) reduction of salary expense for difference in Select CEO compensation between actual and the compensation agreement effective on the acquisition date, (4) stock option expense for stock options granted to Select employees, and (5) difference in depreciation expense resulting from valuation of assets at acquisition date.

(c)	Interest expense on $6,000 borrowing incurred on the acquisition date at 10.25%.

(d)	Select income tax expense (benefit) eliminated due to INX accumulated net operating loss carryforwards.

(e)	The pro forma weighted average shares reflect the issuance of 243,556 shares on the acquisition date to the Select shareholders and broker of the transaction.